Exhibit 10.14

DEMAND MEDIA, INC.

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Demand Media, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”); hereby grants to Optionee listed below (“Optionee”), an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”), subject to the terms and conditions of the Plan and this Stock Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

I.              NOTICE OF STOCK OPTION GRANT

Optionee:	Richard Rosenblatt

Date of Stock Option Agreement:	April 19, 2007

Date of Grant:	April 19, 2007

Exercise Price per Share:	$1.00

Total Number of Shares Granted:	2,000,000 Shares

Total Exercise Price:	$2,000,000

Type of Option:                    Incentive Stock Option

Term/Expiration Date: The Term/Expiration Date of this Option shall be April 19, 2013, provided, that (i) if a Liquidity Event (as defined below) shall occur prior to April 19, 2013, then the Term/Expiration Date of this Option shall instead be the later of the thirteen-month anniversary of the consummation of the Liquidity Event or April 19, 2013, and (ii) if an IPO (as defined below) shall occur prior to April 19, 2013, then the Term/Expiration Date of this Option shall instead be the later to occur of (A) the thirtieth day following the VWAP Determination Date (as defined below) applicable to the first Fiscal Quarter (as defined below) immediately after the expiration of any applicable Market Standoff Period (as defined in Section 4, below), or (B) April 19, 2013.

Vesting Schedule:               This Option shall vest and become exercisable as follows:

(i)            If a Liquidity Event occurs prior to April 19, 2013, subject to Optionee’s continued employment with the Company through the first anniversary of the consummation of such Liquidity Event, this Option shall vest and become exercisable with respect to all Shares subject hereto on the first anniversary of such Liquidity Event, provided, that if, within ninety days prior to or within twelve months after the consummation of a Liquidity Event, Optionee’s employment is terminated by the Company without Cause (as defined in the employment agreement between the Company and Optionee, dated April 18, 2006 (the “Employment Agreement”)), by Optionee for Good Reason (as defined in the Employment Agreement) or terminates due to Optionee’s death or Disability (as defined below), this Option shall vest and become exercisable with respect to all Shares subject hereto immediately prior to any such termination;

(ii)           If (a) prior to April 19, 2013, the Company engages in an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act (an “IPO”), and (b) either (1) during any Company fiscal quarter beginning after the expiration of any applicable Market Stand-Off Period and ending prior to April 19, 2013 or (2) if no such Company fiscal quarter meets the requirements of the preceding Section (ii)(b)(1), during only the Company fiscal quarter beginning immediately after the expiration of any applicable Market Standoff Period (any such period, in either case, a “Fiscal Quarter”), the average of the daily volume weighted average price of the Common Stock for such Fiscal Quarter (such average, the “VWAP”) equals or exceeds the VWAP levels set forth in the table below, then this Option shall vest and become exercisable with respect to the number of Shares set forth opposite the applicable VWAP levels specified in the table below on the date that the Administrator determines the VWAP for such Fiscal Quarter, but in any event, no later than five business days after the end of any such Fiscal Quarter (each such date, a “VWAP Determination Date”), subject to Optionee’s continued employment with the Company through such VWAP Determination Date, provided, that if, following an IPO occurring on or prior to April 19, 2013, Optionee’s employment is terminated by the Company without Cause or by Optionee for Good Reason or terminates due to Optionee’s death or total and permanent Disability, this Option shall vest and become exercisable on the first VWAP Determination Date immediately following such termination of employment, if any, with respect to that number of Shares, if any, with respect to which this Option would have vested on such VWAP Determination Date had Optionee remained employed with the Company through such date:

If, during a Fiscal Quarter, the Common Stock attains VWAP of:	Then this Option shall vest and become exercisable, on the applicable VWAP Determination Date, with respect to:
$13 or more*	750,000 Shares*
$14 or more*	1,250,000 Shares*

*Without limiting the generality of Section 14 of the Plan, the amounts set forth in this table shall be appropriately adjusted to reflect common stock dividends, combinations, splits, reverse splits and similar transactions.

For the avoidance of doubt, if the Company’s Common Stock attains a VWAP during any Fiscal Quarter that satisfies multiple VWAP targets (to the extent that this Option remains unvested and Optionee remains employed by the Company through the applicable VWAP Determination Date (except as otherwise provided above)), this Option shall vest and become exercisable with respect to the cumulative Shares subject to the multiple VWAP targets, but shall not, in any event vest and become exercisable with respect to the Shares subject to any particular VWAP target more than once. By way of example and not limitation, if the Common Stock attains VWAP of $14 during the first

Fiscal Quarter, then this Option shall vest and become exercisable with respect to all 2,000,000 Shares subject hereto on the first VWAP Determination Date, but if the Common Stock attains VWAP of $13 during each of the first two Fiscal Quarters and a VWAP of at least $14 during the third Fiscal Quarter (assuming more than one Fiscal Quarter occurs), this Option shall vest and become exercisable with respect to (i) 750,000 Shares on the first VWAP Determination Date, (ii) no additional Shares on the second VWAP Determination Date, and (iii) an additional 1,250,000 Shares on the third VWAP Determination Date.

For purposes of this Stock Option Agreement, “Liquidity Event” shall mean a Change of Control in which both (A) the total consideration received by the Company’s stockholders (including by way of distribution in the case of an asset sale transaction) is no less than $10 per Share of Common Stock (or, if applicable, per Share of Common Stock underlying any Common Stock equivalents such as convertible preferred stock) (as adjusted for any Common Stock dividends, combinations, splits, reverse splits or similar transactions), and (B) the consideration received by the Company’s stockholders in such transaction is in the form of cash, cash equivalents or freely tradable securities that the Company’s stockholders are able to transfer or sell without restrictions (other than restrictions that may be applicable to employees or executive officers of the Company in their capacities as such and other than restrictions arising under Rule 145 of the Securities Act).

Termination Period: If Optionee’s employment terminates for any reason prior to Optionee’s exercise of the Option, in whole or in part, the exercisability of the Option in connection with and following Optionee’s termination of employment shall be governed by Sections 7, 8, 9 and 10 of the Agreement below.

II.            AGREEMENT

1.             Grant of Option. The Company hereby grants to Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, that to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422 (d)), including this Option, become exercisable for the first time by Optionee during any calendar year, exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, and shall instead be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

2.             Exercise of Option. This Option is exercisable as follows:

(a)           Right to Exercise.

(i)            This Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Stock Option Agreement, except as expressly provided in Section (ii) of the Vesting Schedule, Shares subject to this Option shall vest based on Optionee’s continued employment with the Company.

(ii)           This Option may not be exercised for a fraction of a Share.

(iii)          In the event of Optionee’s death, Disability or other termination of Optionee’s employment, the exercisability of the Option is governed by Sections 7, 8, 9 and 10 below.

(iv)          In no event may this Option be exercised after the Term/Expiration Date set forth in the Notice of Grant.

(b)           Method of Exercise. This Option shall be exercisable by written Notice (substantially in the form attached hereto as Exhibit A or in such other form as the Administrator may prescribe). The Notice must state the number of Shares for which the Option is being exercised, and must contain such other representations and agreements with respect to such Shares as may be required by the Company. The Notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price plus payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

3.             Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B and shall make such other written representations as are deemed necessary or appropriate by the Company and/or its counsel.

4.             Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company, but which period shall not, in any event, exceed 270 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares.

5.             Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a)           cash;

(b)           check; or

(c)           with the consent of the Administrator,

(i)            a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator and structured to comply with Applicable Laws;

(ii)           surrender of other Shares owned by Optionee which have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;

(iii)          surrendered Shares then issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;

(iv)          delivery of a notice that Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(v)           any combination of the foregoing methods of payment.

6.             Restrictions on Exercise. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

7.             Voluntary Resignation; Good Reason; Termination Without Cause. If Optionee’s employment with the Company terminates due to Optionee’s voluntary resignation, resignation for Good Reason or due to a termination by the Company without Cause (excluding any termination due to Optionee’s death or Disability), (a) if such termination occurs prior to an IPO and/or due to Optionee’s voluntary resignation, the Option shall, to the extent vested as of the date on which Optionee’s employment so terminates (taking into consideration any vesting that may occur in connection with such termination), remain exercisable through and including the thirtieth day after Optionee’s employment so terminates, (b) if such termination occurs on or after an IPO due to Optionee’s termination by the Company without Cause or by Optionee for Good Reason (and not due to Optionee’s voluntary resignation), the Option shall remain exercisable through and including the thirtieth day after the VWAP Determination Date immediately following such termination of employment (including with respect to any portion of the Option that may vest and become exercisable on such VWAP Determination Date), provided, that in no event shall any portion of the Option remain exercisable beyond the Term/Expiration Date set forth in the Notice of Grant. To the extent that the Option has not vested or if Optionee does not exercise the Option following a termination of employment described in this Section 7, in either case, within the timeframe specified in this Section 7, the Option shall terminate.

8.             Termination for Cause. If Optionee’s employment is terminated by the Company for Cause, the Option shall terminate as of the start of business on the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares, and shall not in any event vest or be exercisable thereafter.

9.             Disability of Optionee. If Optionee’s employment terminates as a result of Optionee’s total and permanent disability as defined in Code Section 22(e)(3) (“Disability”), to the extent vested as of the date on which Optionee’s employment so terminates (taking into consideration any vesting that may occur in connection with such termination) and to the extent that the Option may vest and become exercisable on the first VWAP Determination Date immediately following such a termination of employment (only if an IPO has occurred prior to such termination), the Option shall remain exercisable for six months from such date of termination (but in no event later than the Term/Expiration Date set forth in the Notice of Grant). To the extent that the Option has not vested or if Optionee does not exercise the Option following a termination of employment described in this Section 9, in either case, within the timeframe specified in this Section 9, the Option shall terminate.

10.           Death of Optionee. If Optionee’s employment terminates as a result of Optionee’s death, to the extent vested as of the date on which Optionee’s employment so terminates (taking into consideration any vesting that may occur in connection with such termination) and to the extent that the Option may vest and become exercisable on the first VWAP Determination Date immediately following such a termination of employment (only if an IPO has occurred prior to such termination), the Option shall remain exercisable for six months following the date of death (but in no event later than the Term/Expiration Date set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option has not vested or if the Option is not exercised by a permitted transferee following a termination of employment described in this Section 10, in either case, within the timeframe specified in this Section 10, the Option shall terminate.

11.           No Section 280G Gross-Up. Notwithstanding anything herein or in the Employment Agreement to the contrary, in no event shall any value attributable under Code Section 280G to this Option or the vesting thereof (a) obligate the Company to make a Gross-Up

Payment (as defined in the Employment Agreement) with respect to any value so attributable, or (b) be included in the denominator for purposes of calculating the “base amount” (within the meaning of Treas. Reg. 1.280G-1 Q&A 34) that is allocable (in accordance with Treas. Reg. 1.280G-1 Q&A 38) to any other payments to Optionee that are subject to the Gross-Up Payment, provided, that Optionee’s base amount shall be allocated in accordance with Treas. Reg. 1.280G-1 for all purposes other than the calculation of any Gross-Up Payment, including without limitation, for purposes of determining any excise taxes actually payable in respect of payments to Optionee. For the avoidance of doubt, to the extent that the Option or the vesting thereof cause any other payments or benefits provided to Purchaser to become subject to Code Section 280G (due to an increase in the total value of payments made to Purchaser in connection with a transaction), Optionee shall become eligible to receive a Gross-Up Payment with respect to such other payments in accordance with the terms of the Employment Agreement, but the value of the Gross-Up Payment shall not take into consideration (other than for purposes of determining whether Code Section 280G applies) any value attributable under Code Section 280G to the Option or the vesting thereof.

12.             Non-Transferability of Option. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. The Option may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

13.             Term of Option. This Option may be exercised only within the term set forth in the Notice of Grant.

14.             Restrictions on Shares. Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and take-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Administrator shall determine and which Optionee hereby agrees to enter into at the request of the Company.

15.             Code Section 409A. Without limiting the generality of any other provision of this Agreement, Section 23 of the Plan pertaining to Code Section 409A is hereby explicitly incorporated into this Agreement.

16.             No Right to Continue as Service Provider. Nothing in the Plan or in this Stock Option Agreement shall confer upon Optionee any right to continue as an Employee, Director or Consultant of the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Company or any Parent or Subsidiary.

(Signature Page Follows)

This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

DEMAND MEDIA, INC.

By:	/s/ Shawn Colo
Name:	Shawn Colo
Title:	Secretary

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED, EXCEPT TO THE LIMITED EXTENT EXPRESSLY PROVIDED IN SECTION (II) OF THE VESTING SCHEDULE, ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE COMPANY’S 2006 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Option Agreement and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:	April 19, 2007	By:	/s/ Richard Rosenblatt
		Name:	Richard Rosenblatt

Address:
c/o Demand Media, Inc.
1454 Third St.
Santa Monica, CA 90401

DEMAND MEDIA, INC.

AMENDMENT TO OPTION AGREEMENT

RECITALS

Demand Media, Inc. (the “Company”) and Richard Rosenblatt (the “Optionee”) have entered into an Option Agreement dated as of April 19, 2007 (the “Option Agreement”).

WHEREAS, the transferability provisions set forth in the Option Agreement were intended to reflect the provisions set forth in Section 11 of the Company’s 2006 Equity Incentive Plan (the “Plan”);

WHEREAS, the Section 11 of the Plan has been amended; and

WHEREAS, the Company and the Optionee desire to amend the Option Agreement pursuant to this First Amendment to the Option Agreement in light of such amendment to the Plan (the “Amendment”).

NOW, THEREFORE, for good valuable consideration, receipt of which is hereby acknowledged by both the Company and the Optionee, the Company and the Optionee hereby amend the Option Agreement as follows:

AMENDMENT

1.               Section 12 of the Option Agreement is deleted and replaced in its entirety with the following:

Non-Transferability of Option.  This Option may not be transferred in any manner except by will or by the laws of descent or distribution.  The Option may be exercised during the lifetime of Optionee only by Optionee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.  Notwithstanding the foregoing, Optionee may transfer this Option to any one or more Permitted Transferees (as such term is defined in the Plan), subject to compliance with and the restrictions set forth in Section 11 of the Plan.   Any Permitted Transferee shall hold the Option subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

Except as expressly provided herein, all terms and conditions of the Option Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Optionee and the Company have executed this Amendment which shall be effective as of the date first above written.

OPTIONEE

/s/ Richard Rosenblatt
Richard Rosenblatt

DEMAND MEDIA, INC.

By:	/s/ Shawn Colo
Name: Shawn Colo
Its: Secretary

2

SECOND AMENDMENT TO DEMAND MEDIA, INC.
STOCK OPTION AGREEMENT

THIS SECOND AMENDMENT, dated as of February 10, 2010 (the “Amendment Effective Date”), is entered into by and between Demand Media, Inc., a Delaware corporation (the “Company”) and Richard Rosenblatt (the “Executive”). All capitalized terms used herein but not defined shall have the meanings provided in the Stock Option Agreement, dated April 19, 2007, by and between the Company and the Executive, as amended by the first amendment thereto (the “Option Agreement”).

RECITALS

WHEREAS, the Company and the Executive previously entered into the Option Agreement, which sets forth the terms and conditions of a grant to the Executive of certain stock options; and

WHEREAS, the Company and the Executive mutually desire to amend the Option Agreement to change certain vesting terms applicable to the Option.

NOW, THEREFORE, the Company and the Executive hereby agree that, effective as of the Amendment Effective Date, in consideration of the covenants contained herein and other for good and valuable consideration, the receipt of which is hereby acknowledged, the Option Agreement is hereby amended as follows:

1.              The “Term/Expiration Date” set forth in the “Notice of Stock Option Grant” is hereby deleted and replaced in its entirety with the following:

“Term/Expiration Date: The Term/Expiration Date of this Option shall be April 19, 2013, provided, that (i) if a Liquidity Event (as defined below) shall occur prior to April 19, 2013, then the Term/Expiration Date of this Option shall instead be the later of the thirteen-month anniversary of the consummation of the Liquidity Event or April 19, 2013, and (ii) if an IPO (as defined below) shall occur prior to April 19, 2013, then the Term/Expiration Date of this Option shall instead be the later to occur of (A) the thirteen-month anniversary of the IPO, or (B) April 19, 2013.”

2.              Section (ii) of the “Vesting Schedule” and all paragraphs that follow Section (ii) but precede the “Termination Period” provisions set forth in the “Notice of Stock Option Grant” are hereby deleted and replaced in their entirety with the following:

“(ii)  If (A) prior to April 19, 2013, the Company engages in an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act (an “IPO”), and (B) the average closing price of a share of Common Stock on the primary exchange on which such Common Stock is traded (or, if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a share of the Common Stock) during any thirty-

calendar-day period following the IPO (which period may include the date of the IPO) equals or exceeds ten dollars ($10) (appropriately adjusted to reflect Common Stock dividends, combinations, splits, reverse splits and similar transactions), then the Option shall vest and become exercisable with respect to all Shares subject hereto on the first calendar day following any such thirty-day period, subject to Optionee’s continued employment with the Company through such vesting date, provided, that if Optionee’s employment is terminated by the Company without Cause or by Optionee for Good Reason or terminates due to Optionee’s death or total and permanent Disability, the Option shall vest and become exercisable on the first date during the twelve-month period immediately following such termination of employment on which the Option would have vested pursuant to this clause (ii) had Optionee remained employed through such date (if any).

For purposes of this Stock Option Agreement, “Liquidity Event” shall mean a Change of Control in which both (A) the total consideration received by the Company’s stockholders (including by way of distribution in the case of an asset sale transaction) is no less than $10 per Share of Common Stock (or, if applicable, per Share of Common Stock underlying any Common Stock equivalents such as convertible preferred stock) (as adjusted for any Common Stock dividends, combinations, splits, reverse splits or similar transactions), and (B) the consideration received by the Company’s stockholders in such transaction is in the form of cash, cash equivalents or freely tradable securities that the Company’s stockholders are able to transfer or sell without restrictions (other than (i) restrictions that may be applicable to employees or executive officers of the Company in their capacities as such, (ii) restrictions arising under Rule 145 of the Securities Act and (iii) restrictions resulting from a contractual lock-up not to exceed 180 days if the total market capitalization of the issuer of the securities to which such lock-up applies (on a post-transaction basis) exceeds $3.0 billion).”

3.              Section 7 of the Option Agreement is hereby deleted and replaced in its entirety with the following:

“7.           Voluntary Resignation; Good Reason; Termination Without Cause. If Optionee’s employment with the Company terminates due to Optionee’s voluntary resignation, resignation for Good Reason or due to a termination by the Company without Cause (excluding any termination due to Optionee’s death or Disability), (a) if such termination occurs due to Optionee’s voluntary resignation, the Option shall, to the extent vested as of the date on which Optionee’s employment so terminates (taking into consideration any vesting that may occur in connection with such termination), remain exercisable through and including the thirtieth day after Optionee’s employment so terminates (but in no event later than the Term/Expiration Date set forth in the Notice of Grant), or (b) if such termination occurs due to Optionee’s termination by the Company without Cause or by Optionee for Good Reason (and not due to Optionee’s voluntary resignation), the Option shall remain exercisable, to the extent vested (including with respect to any portion of the Option that may vest and become exercisable following such termination of employment pursuant to clause (i) of the Vesting Schedule set forth in the Notice of Grant if a Liquidity Event occurs or pursuant to clause (ii) of the Vesting Schedule set forth in the Notice of Grant if an IPO occurs or has occurred), through and including the thirteen-month anniversary of such date of termination (but in no event later than the

Term/Expiration Date set forth in the Notice of Grant). To the extent that the Option has not vested or if Optionee does not exercise the Option following a termination of employment described in this Section 7, in either case, within the timeframe specified in this Section 7, the Option shall terminate.”

4.            Section 9 of the Option Agreement is hereby deleted and replaced in its entirety with the following:

“9.           Disability of Optionee. If Optionee’s employment terminates as a result of Optionee’s total and permanent disability as defined in Code Section 22 (e)(3) (“Disability”), to the extent vested as of the date on which Optionee’s employment so terminates (taking into consideration any vesting that may occur in connection with such termination), the Option shall remain exercisable for a period of six months from such date of termination (but in no event later than the Term/Expiration Date set forth in the Notice of Grant), provided, that to the extent that the Option has not vested as of the date on which Optionee’s employment so terminates but may vest and become exercisable following such termination of employment pursuant to clause (i) of the Vesting Schedule set forth in the Notice of Grant if a Liquidity Event occurs or pursuant to clause (ii) of the Vesting Schedule set forth in the Notice of Grant if an IPO occurs or has occurred, the Option shall remain exercisable (including with respect to any portion of the Option that may vest and become exercisable following such termination of employment) through and including the date that is the earlier to occur of (y) the six month anniversary of the date that the Option vests and (z) the thirteen-month anniversary of such date of termination (but in no event later than the Term/Expiration Date set forth in the Notice of Grant). To the extent that the Option has not vested or if Optionee does not exercise the Option following a termination of employment described in this Section 9, in either case, within the timeframe specified in this Section 9, the Option shall terminate.

5.              Section 10 of the Option Agreement is hereby deleted and replaced in its entirety with the following:

“10. Death of Optionee. If Optionee’s employment terminates as a result of Optionee’s death, to the extent vested as of the date on which Optionee’s employment so terminates (taking into consideration any vesting that may occur in connection with such termination) the Option shall remain exercisable for a period of six months from such date of termination (but in no event later than the Term/Expiration Date set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance; provided, that to the extent that the Option has not vested as of the date on which Optionee’s employment so terminates but may vest and become exercisable following such termination of employment pursuant to clause (i) of the Vesting Schedule set forth in the Notice of Grant if a Liquidity Event occurs or pursuant to clause (ii) of the Vesting Schedule set forth in the Notice of Grant if an IPO occurs or has occurred, the Option shall remain exercisable (including with respect to any portion of the Option that may vest and become exercisable following such termination of employment) by Optionee’s estate (or by a person who acquires the right to exercise the Option by bequest or inheritance) through and including the date that is the earlier to occur of (y) the six month anniversary of the date that the Option vests and (z) the thirteen-month anniversary of such date of termination (but in no event later than the Term/Expiration Date set forth in the Notice of Grant). To the extent that the Option has not vested or if the Option is not exercised by a permitted transferee following a termination of employment described in this Section 10, in either case, within the timeframe specified in this Section 10, the Option shall terminate.

Except as expressly modified by the terms of this Second Amendment to the Option Agreement, the terms and conditions of the Option Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Executive agree to the terms of this Second Amendment to the Option Agreement, effective as of the Amendment Effective Date.

Sincerely,

DEMAND MEDIA, INC.

By:	/s/ Charles Hilliard
Name: Charles Hilliard
Title: Pres & CFO

AGREED AND ACCEPTED:

/s/ Richard Rosenblatt	February 10, 2010
Richard Rosenblatt